Exhibit 99.1
GeoGlobal Resources Principal Shareholder Announces Stock Disposition Transactions

Calgary, Alberta, Canada, February 14, 2011 – GeoGlobal Resources Inc. (GeoGlobal or the Company) (NYSE/Amex: GGR) announced today a decision by Mr. Jean Paul Roy, the principal shareholder and a Director of the Company, to engage in three transactions that will reduce his holdings of GeoGlobal stock. Specifically, Mr. Roy informed the Company that he (directly and indirectly) intends to gift approximately 13.5 million shares of GeoGlobal common stock to family members and friends, has agreed to sell 3.0 million shares of GeoGlobal common stock to PetroCarribean Resources (PCR) as part consideration for 25 percent of PCR's outstanding common shares and intends to sell an additional 2.5 million shares of GeoGlobal common stock in private sales transactions or over the NYSE/Amex to cover his expenses over the next 12 months.

“Mr. Roy has indicated that these transactions are being made solely for personal reasons and are unrelated to his assessment of the Company or its future potential.  "It continues to be Mr. Roy's firm belief that GeoGlobal under the guidance and direction of the senior management teams in Calgary and India has the right leadership in place to advance the Company’s growth strategy,” said Mr. Paul Miller, President and CEO of GeoGlobal. “Mr. Roy further assures us that he plans to continue to dedicate himself to the Company, regularly contributing as a technical advisor and Director in order to support our ongoing exploration efforts. Mr. Roy has further confirmed that he will continue as a major shareholder in the Company and that his decision to reduce his holdings in GeoGlobal is purely a personal one that is, in part, for estate planning purposes.”

Under the terms of the gifts, each giftee has agreed not to resell the securities it receives for six months from the effective date of the transfer of the gift. Mr. Roy has confirmed that he will not exercise any control or direction over the shares that he has gifted.

Shares of common stock transferred to PCR will be "restricted" as defined under Rule 144 of the US securities laws, and therefore may not be resold into the public markets in the United States for six months from the date of sale. Finally, any of Mr. Roy's proposed NYSE/Amex sales over the next 12 months will be subject, as applicable, to volume, manner of sale and hold period restrictions imposed by US securities laws. Following the proposed transactions, and assuming the completion of the sale of the 2.5 million shares in private or NYSE/Amex sale transactions, Mr. Roy is expected to own approximately 13.3 million shares of GeoGlobal or approximately 16.1 % of the common stock of the Company.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas through exploration and development in India, Israel and Colombia. The Company has been focused on the development of high potential exploration targets in the Krishna Godavari, Cambay, Deccan Syneclise, and Rajasthan basin areas in India.

Cautionary Statement
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.  The Company’s forward looking statements include, among others, its statements and estimates as to:

•	the statements herein regarding our plans and objectives relating to our future operations,
•	plans and objectives regarding the exploration, development and production activities conducted on the exploration blocks in India, Israel and Colombia where we have interests,
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plans regarding drilling activities intended to be conducted through the ventures in which we are a participant, the success of those drilling activities and our ability and the ability of the ventures to complete any wells on the exploration blocks, to develop reserves of hydrocarbons in commercially marketable quantities, to establish facilities for the collection, distribution and marketing of hydrocarbons, to produce oil and natural gas in commercial quantities and to realize revenues from the sales of those hydrocarbons,

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our ability to maintain compliance with the terms and conditions of our production sharing and other contracts, including the related work commitments, to obtain consents, waivers and extensions under the terms of these production sharing and other contracts as and when required, and our ability to fund those work commitments,

•	our plans and objectives to join with others or to directly seek to enter into or acquire interests in additional production sharing or other contracts in India, Israel, Colombia and elsewhere,
•	our assumptions, plans and expectations regarding our future capital requirements,
•	our plans and intentions to raise additional capital we require and our likelihood of success in that regard,
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the costs and expenses to be incurred in conducting exploration, well drilling, development and production activities, our estimates as to the anticipated annual costs of those activities and the adequacy of our capital to meet our requirements for our present and anticipated levels of activities are all forward-looking statements.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well in our press releases.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.  Among others, these risk factors include:
•	We cannot assure you that our assumptions or our business plans and objectives will prove to be accurate or be able to be attained.
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We cannot assure you that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in a discovery of reserves of hydrocarbons or that any hydrocarbons that are discovered on the exploration blocks in which we have an interest will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered.

•	Our ability to realize material revenues cannot be assured. Our ability to successfully drill, test and complete significant numbers of producing wells cannot be assured.
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We cannot assure you that we will have available to us the capital required to meet our plans and objectives at the times and in the amounts required or we will have available to us the amounts we are required to fund under the terms of the production sharing and other contracts we are a party to.  We cannot assure that we will be successful in raising the additional capital we currently require.

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We cannot assure you that we will be successful in joining any further ventures seeking to be granted production sharing or other contracts in India, Israel, Colombia or elsewhere or that we will be successful in acquiring interests in existing ventures.

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We cannot assure you that we will obtain all required consents, waivers and extensions from a governmental or regulatory body in India or Israel as and when required to maintain compliance with production sharing or other contracts we have entered into, that we may not be adversely affected by any delays we may experience in receiving those consents, waivers and extensions, and that we may not incur liabilities under the production sharing or other contracts for our failure to maintain compliance with the requirements of and timely complete the related work programs.

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We cannot assure you that Gujarat State Petroleum Corporation, the operator of the KG Offshore Block, may not be successful in its efforts to obtain payment from us on account of exploration costs it has expended on the KG Offshore Block for which it asserts we are liable or otherwise seek to hold us in breach of that Production Sharing Contract or commence arbitration proceedings against us and be successful in its assertion that it can terminate our contract with them or the Government of India.

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We cannot assure you of our ability to meet our goals and objectives and the consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military or terrorist activities could have a material adverse effect on us.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

For further information contact:
GeoGlobal Resources Inc. www.geoglobal.com	The Equicom Group
Paul B. Miller, President and CEO Carla Boland, Investor Relations and Corporate Affairs	Dave Feick, Managing Director, Western Canada
Phone: +1 403 777-9250 Fax: +1 403 777-9199 Email: info@geoglobal.com	Phone: +1 403 218-2839 Fax: +1 403 218-2830 Email: dfeick@equicomgroup.com